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Exhibit 10.35

COBIZ INC.
2002 EQUITY INCENTIVE PLAN

ARTICLE 1: DEFINITIONS

        1.1    Board.    The Board is the board of directors of the Company.

        1.2    Business Day.    A Business Day is any day other than a Saturday, Sunday or legal holiday in the State of Colorado.

        1.3    Change of Control.    A Change of Control is any of the following:

          [a]  the acquisition by any person, entity or group (as defined in Section 13(d) of the Exchange Act) (other than (i) the Company and its Subsidiaries, (ii) any employee benefit plan of the Company or its Subsidiaries or (iii) any Person who is an officer, director or beneficial owner of 5% or more of the outstanding Stock on the date the Plan is adopted by the Board) through one transaction or a series of transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

          [b]  the merger or consolidation of the Company or any Subsidiary as a result of which the Persons who were shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided, however, that, for purposes of this clause [b], any shares of stock of or other equity interest in the merged or consolidated entity that are issued to or retained by a Person who was a shareholder of the Company immediately prior to the transaction in respect of such Person's ownership interest in a party to the transaction other than the Company shall not be deemed to be owned by such Person immediately after the transaction (but shall be deemed to be outstanding);

          [c]    the liquidation or dissolution of the Company (other than (i) a dissolution occurring upon a merger or consolidation thereof, (ii) a liquidation of the Company into its Subsidiary or (iii) a liquidation or dissolution that is incident to a reorganization); and

          [d]  the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities.

        1.4    Code.    The Code is the Internal Revenue Code of 1986, as it may be amended.

        1.5    Committee.    Committee is one or more of the committees described below. Members of the Committee shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

          [a]  Generally: If paragraphs [b] and [c] below are not applicable, the Committee shall consist of one or more members of the Board and/or such other person or persons as may be appointed from time to time by the Board, or the entire Board if no such Committee has been appointed.

          [b]  For Reporting Persons: With respect to the grant or administration of any Options granted under the Plan to eligible employees who are subject to the reporting requirements under Section 16(a) of the Exchange Act, unless the Board determines otherwise, the Committee shall be constituted so as to comply with Rule 16b-3 promulgated under the Exchange Act and shall consist of [1] two non-employee directors (as defined in Rule 16b-3) or [2] the entire Board ("16b-3 Committee"); provided that if a 16b-3 Committee is not required for such grant or grants to meet the exemption requirements under Rule 16b-3, then this sentence shall not be applicable.

          [c]    For Compliance with Code Section 162(m): With respect to the grant or administration of any Options granted under the Plan to an eligible employee subject to Code Section 162(m) and for which the Board determines, in its discretion, that compliance with Code Section 162(m) is necessary or desirable, the Committee shall be constituted so as to comply with Code Section 162(m) and the Treasury Regulations thereunder and shall consist of two or more outside directors and no other person ("162(m) Committee"); provided that if a 162(m) Committee is not required for such grant or grants to meet the conditions of Code Section 162(m), then this sentence shall not be applicable.

        1.6    Company.    The Company is CoBiz Inc., a Colorado corporation, and its successors and assigns.

        1.7    Consultant.    A Consultant is a Person providing services to the Company or any Subsidiary as a consultant, advisor, sales representative, independent contractor or in any other capacity other than an employee or a director.

        1.8    Director.    A Director is a member of the Board or the board of directors of any Subsidiary.

        1.9    Exchange Act.    The Exchange Act is the Securities Exchange Act of 1934, as from time to time amended, or any functional successor to that Act, and the regulations of the Securities and Exchange Commission thereunder.

        1.10    Fair Market Value.    The Fair Market Value of a share of Stock is the closing price of the Stock on the principal exchange on which the Stock is traded, or, if the Stock is not traded on an exchange, as reported by Nasdaq, or, if the closing price of the Stock is not reported by Nasdaq, the average of the high bid and low asked prices for the Stock, as reported by Nasdaq or any other accepted source selected by the Committee, or, if bid and asked prices are not reported by any source acceptable to the Committee, the fair market value of the Stock as determined by the Committee in good faith by any reasonable means.

        1.11    Grant Date.    The Grant Date is the date when an Option is granted, as determined under 4.3.

        1.12    Incentive Option.    An Incentive Option means an Option designated as such at the time of grant and granted and administered in accordance with the requirements of Code Section 422.

        1.13    Key Employee.    A Key Employee is an employee of the Company or any Subsidiary whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary, as determined by the Committee. A Key Employee may be a member of the Board who is also an employee of the Company or a Subsidiary.

        1.14    Non-Statutory Option.    A Non-Statutory Option means any Option other than an Incentive Option.

        1.15    Option.    An Option is the right granted to an Optionee under this Plan to acquire Stock pursuant to the Optionee's Option Agreement.

        1.16    Option Agreement.    An Option Agreement is the contract under which an Optionee is given the right to acquire Stock pursuant to this Plan.

        1.17    Option Price.    The Option Price is the exercise price established by the Committee with respect to an Optionee's Option.

        1.18    Optionee.    An Optionee is a Key Employee, Consultant or Director to whom the Committee has granted an Option.

        1.19    Parent.    A Parent is any corporation which owns, directly or indirectly, at least 50% of the Company's outstanding Stock.

        1.20    Person.    A Person includes a natural person and a corporation, limited liability company, partnership, limited partnership, trust, estate or other entity or association.

        1.21    Plan.    The Plan is this Equity Incentive Plan of the Company, as it may be amended.

        1.22    Securities Act.    The Securities Act is the Securities Act of 1933, as from time to time amended, or any functional successor to that act, and the regulations of the Securities and Exchange Commission thereunder.

        1.23    Stock.    Stock is the common stock, $.01 par value, of the Company.

        1.24    Subsidiary.    A Subsidiary is any corporation in which the Company owns, directly or indirectly, at least 50% of the total voting power of the corporation's stock.

        1.25    Treasury Regulations.    The Treasury Regulations are the regulations issued by the U.S. Treasury Department under Title 26 of the Code of Federal Regulations.

ARTICLE 2: PURPOSE AND TAX STATUS

        2.1    Purpose.    The purpose of this Plan is to enable the Company and its Subsidiaries to attract and retain Key Employees, Consultants and Directors by giving them an opportunity to acquire a proprietary interest in the Company and thereby create a more direct interest in the future success of the Company.

        2.2    Tax Status.    The Options granted under this Plan shall be either Incentive Options or Non-Statutory Options, in the discretion of the Committee. Each Option Agreement shall specify whether the Options granted thereby are Incentive Options or Non-Statutory Options. The Committee may grant either or both types of Options to any Optionee, except that Incentive Options can only be granted to Persons who are employees of the Company or a Subsidiary. If an Option granted as an Incentive Option fails for any reason to qualify as such under the Code, in whole or in part, it shall be deemed an Incentive Option to the extent it does so qualify and a Non-Statutory Option to the extent it does not so qualify.

        2.3    Interpretation.    This Plan and any Option Agreement, as well as all questions arising thereunder, shall be interpreted and answered in a manner consistent with the Code and applicable Treasury Regulations.

ARTICLE 3: ADMINISTRATION

        3.1    Committee.    The Plan shall be administered by the Committee.

        3.2    Authority of Committee.    The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations as it may deem necessary in order to administer the Plan. Without limitation, but subject to the other provisions of the Plan, the Committee is authorized to:

          (i)    Direct the grant of Options;

          (ii)  Determine the identity of the Key Employees, Consultants and Directors who shall be granted Options, the Grant Date and the number of shares of Stock to be covered by such Options;

          (iii)  Determine the Option Price, which, subject to Article 6, shall not be less than 85% of the Fair Market Value of the Stock on the Date of Grant;

          (iv)  Determine the manner and the times at which the Options shall be exercisable, including the discretion to accelerate the exercisability of any Option at any time and for any reason;

          (v)  Determine other conditions, restrictions and limitations, if any, on each Option granted under this Plan and any Stock issued upon exercise thereof (which need not be identical as to all Options or Stock), including, without limitation, restrictions on transfer of Stock, rights on the part of the Company or any other Persons to repurchase Options or Stock and provisions requiring the Optionee to restore to the Company any benefits obtained from Options or Stock in specified circumstances;

          (vi)  Prescribe the form or forms of the Option Agreements and of any other instruments required under this Plan and to change such forms from time to time;

          (vii) Waive compliance (either generally or in any one or more particular instances) by an Optionee with the requirements of any Option Agreement or any rule or regulation with respect to an Option, subject to the terms of this Plan;

          (viii)  Impose restrictions, or waive any restrictions imposed, with respect to the transferability or voting of Stock acquired by the exercise of Options; and

          (ix)  Decide all questions and settle all controversies and disputes which may arise in connection with this Plan or any Option Agreement, and cure any defect, supply any omission or reconcile any inconsistency therein.

        3.3    Actions of Committee.    All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. In addition to any other rights of indemnification, each Committee member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Plan and any Option granted under it. This indemnification shall further extend to all amounts paid by any Committee member either in a settlement approved by the Committee or pursuant to a judgment in any such action, suit or proceeding, provided that the Committee member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Committee under this Plan may be made without notice or meeting of the Committee in a written consent signed by all members of the Committee.

ARTICLE 4: GRANT OF OPTIONS

        4.1    Shares Available.    There shall be 650,000 shares of Stock available for issuance under the Plan. All shares underlying Options granted under this Plan which for any reason are not exercised prior to option expiration, or which are otherwise cancelled or forfeited, shall be available for granting of further Options under this Plan.

        4.2    Participation.    Grants of Options may be made to any Key Employee, Consultant or Director. In selecting Optionees in its discretion, the Committee shall consider granting Options to those individuals whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary. Individuals who have been granted Options may, if otherwise eligible, be granted additional Options.

        4.3    Grant Date.    With respect to each Option, the Grant Date is the date when the Committee approves the Option grant as specified in the Committee resolution containing such approval.

        4.4    Notice.    Notice of the grant of an Option shall be given to the Optionee within a reasonable time.

        4.5    Agreement.    Each Option shall be evidenced by a written Option Agreement, signed on behalf of the Company, containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan. Each Option Agreement shall set forth the number of shares of Stock that may be purchased upon exercise thereof, the Option Price, the duration of the Option, the time or times at which or the events or conditions upon the occurrence of which the Option shall become exercisable as to all or any portion of the shares of Stock covered thereby, and any other terms and conditions determined by the Committee. If the Optionee fails to sign and deliver an original of the Option Agreement to the Company within thirty days after such agreement has been delivered to the Optionee, the Option granted by such Option Agreement shall automatically terminate at the end of such thirty-day period (unless the Committee otherwise determines).

        4.6    Period of Grant.    No Option shall be granted under this Plan after ten years from the date this Plan is approved by the stockholders of the Company. Options outstanding ten years or more after the effective date of the Plan shall continue to be governed by the provisions of this Plan.

        4.7    Terms.    The Committee may impose such terms and conditions upon the exercise of an Option as the Committee shall deem appropriate, in its discretion. Without limitation, these terms and conditions include all matters relating to granting, vesting, exercise, payment and termination of any Option. Any such provision shall be set forth in the Option Agreement between the Company and an Optionee.

ARTICLE 5: EXERCISE OF OPTIONS

        5.1    Time of Exercise.    Any Option granted under this Plan shall be exercisable at the time or times, upon the occurrence of the events and within the period specified in the Option Agreement, which period shall not be more than ten years from the Date of Grant. The provisions on exercise of the Option, including any provision on earlier termination, shall be as determined by the Committee. If any Option is not exercised during the applicable exercise period, it shall automatically expire as of the expiration of such period and shall be of no further force or effect.

        5.2    Manner of Exercise.    In order to exercise an Option, in whole or in part, the Optionee shall deliver to the Company a subscription agreement in a form to be attached to each Option Agreement, signed by the Optionee and, if the Optionee resides in a community property state, the Optionee's spouse, and shall pay the Option Price of the shares of Stock as to which the Option is being exercised as provided in Section 5.3. The Option shall continue with respect to any remaining shares as to which it has not been exercised, subject to the terms of the applicable Option Agreement. Within a reasonable time after its receipt of the subscription agreement and payment of the Option Price, the Company shall deliver to the Optionee a certificate representing the shares issuable upon such exercise and a check for any payment due in lieu of fractional shares.

        5.3    Payment of Option Price.    Unless the Option Agreement otherwise provides or unless the Committee otherwise determines, the Option Price shall be paid by the Optionee by check or by delivery to the Company of certificates representing shares of Stock then owned by the Optionee having a Fair Market Value as of the Exercise Date equal to the Option Price of the Stock for which the Option is being exercised, duly endorsed for transfer to the Company. If the Stock is publicly traded, the Company may, but shall not be required to, cooperate in such manner as the Optionee may reasonably request to effect a broker-assisted cashless exercise of an Option, including delivering the certificates for the Stock issuable upon exercise of the Option to a broker designated by the Optionee and entering into any agreement relating thereto.

        5.4    Legal Compliance.    If the Stock subject to an Option has not been registered under the Securities Act at the time the Option is exercised, such Stock shall be issued only upon delivery by the Optionee to the Company of an investment letter signed by the Optionee, in such form as the Committee may from time to time determine and containing such representations, warranties and covenants as the Committee may deem necessary to establish the availability of an exemption from the registration requirements of the Securities Act and all applicable state securities laws. Notwithstanding any other provision of the Plan or any Option Agreement, the Company shall not be obligated to sell any Stock pursuant to an Option Agreement unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Stock have been approved by the Company's counsel. The Company shall use reasonable commercial efforts to effect any such compliance, and the Optionee shall take any action reasonably requested by the Company in connection therewith; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act or any state securities law to effect such compliance.

        5.5    Termination of Engagement.    Each Option Agreement shall specify the effect, if any, of the termination of the Optionee's engagement by the Company on the continuing existence or exercisability of the Option.

ARTICLE 6: INCENTIVE OPTIONS

        Notwithstanding any other provision of the Plan, the terms of Incentive Options shall be subject to the following restrictions:

        [a]  The aggregate Fair Market Value of the Stock with respect to which Incentive Options are exercisable for the first time by any Optionee in any calendar year, under the Plan and all other plans of the Company or its Parent or Subsidiaries, shall not exceed $100,000. For that purpose, Fair Market Value shall be determined as of the Date of Grant of each Option.

        [b]  The Option Price of an Incentive Option shall not be less than: [i] in the case of an Incentive Option issued to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiaries, 110% of the Fair Market Value of the Stock on the Date of Grant and [ii] in all other cases, the Fair Market value of the Stock on the Date of Grant.

        [c]    Any Incentive Option granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent, or Subsidiaries must expire not later than five years after the Date of Grant.

        [d]  Each Option Agreement for an Incentive Option shall provide as follows with respect to the exercise of the Incentive Option upon the termination of employment, death or disability of the Optionee: [i] if the Optionee dies or becomes disabled (within the meaning of Code Section 22(e)) during the term of the Incentive Option while still employed, or within the three-month period referred to in clause [ii], the Incentive Option may be exercised by those entitled to do so under the Optionee's will or under applicable law within twelve months following the Optionee's death or disability, but not thereafter; provided that such exercise must occur prior to the expiration of the Incentive Option and the Incentive Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of the Optionee's death or disability; [ii] if the employment of the Optionee is terminated within the term of the Incentive Option for any reason other than the Optionee's death or disability or for "cause" (as defined below), the Incentive Option may be exercised by the Optionee within three months following the date of such termination, but not thereafter; provided that such exercise must occur prior to the expiration of the Incentive Option and the Incentive Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of termination of the Optionee's employment and [iii] if the Optionee's employment is terminated for "cause" (as defined below) the unexercised portion of the Incentive Option shall automatically terminate as of the date of termination of employment. As used in this Article 6, "cause" shall mean [i] the willful failure of the Optionee substantially to perform the duties of his or her employment with the Company (other than any such failure due to the Optionee's physical or mental illness), [ii] the Optionee's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates, [iii] the Optionee's willful breach of a material Company policy or procedure, [iv] the Optionee's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or any other crime that involves dishonesty, malfeasance or moral turpitude or [v] the willful and material breach by the Optionee of any of his or her obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates.

        The foregoing requirements are based on the Code and Treasury Regulations as currently in effect and shall automatically be amended to conform to any amended requirements of the Code or the Treasury Regulations with respect to Incentive Options that may be adopted in the future.

ARTICLE 7: EFFECT OF CERTAIN CORPORATE ACTIONS

        7.1    Stock Splits.    The number of shares and Option Price of Stock subject to outstanding Options and the aggregate number of shares available for issuance under the Plan shall be proportionately adjusted in the event of any stock dividend, stock split, reverse stock split or other division or combination of outstanding shares of Stock as determined by the Committee.

        7.2    Change of Control.    In the event of a Change of Control, the Committee may, in its discretion, take such action with respect to outstanding Stock Options as it deems appropriate, including, without limitation [i] accelerating the exercisability thereof, subject to such procedures and conditions as it may determine, [ii] providing for the termination of all unexercised Stock Options as of the effective date of the Change of Control transaction, [iii] providing for the conversion of outstanding Stock Options into options or other rights to acquire stock or other securities or property of any entity that is a party to the transaction, or any affiliate of any such entity, for a price and on terms deemed reasonable by the Committee in its sole discretion or [iv] making cash payments or issuing Stock or other securities to Optionees in settlement of their Stock Option in an amount equal to the difference between the value (as implied by the terms of the Change of Control transaction) of the Stock for which they are then exercisable, or for all of the Stock covered thereby, as the Committee may determine, and the Stock Option Price thereof. The Committee shall not be required to take any of the foregoing actions and shall not be required to treat all outstanding Stock Options in the same manner.

        7.3    Fractional Shares.    If, upon any exercise of an Option, a fractional share of Stock would otherwise be issuable, the Company shall, in lieu of issuing the fractional share, pay the Optionee in cash the Fair Market Value thereof as of the date the Option was exercised.

ARTICLE 8: GENERAL PROVISIONS

        8.1    §83(b) Election.    If the Stock issued upon exercise of an Option is, under the terms of the Option Agreement, subject to a substantial risk of forfeiture (as that term is defined under §83 of the Code and applicable Treasury Regulations), and the Optionee makes an election under §83(b) of the Code to include in gross income (as compensation) the excess, if any, of the fair market value of such Stock over the Option Price, the Optionee shall give timely notice to the Company of the statement required by the Treasury Regulations under §83 of the Code.

        8.2    Withholding.    Whenever compensation income is recognized by an Optionee with respect to an Option, the Optionee shall be required to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company or any Subsidiary is required to withhold with respect to the issuance or disposition of such Stock. The Committee, in its sole discretion, may permit the Optionee to pay all or any portion of such tax withholding by transferring to the Company, or directing the Company to withhold from Stock otherwise issuable to such Optionee, shares of Stock having a Fair Market Value equal to the amount to be so paid, determined as of the date of exercise. To the extent the required withholding tax payment is not timely made by the Optionee, the Company or any Subsidiary may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Committee determines.

        8.3    No Employment Right.    Nothing in this Plan shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to discharge the Optionee at any time for any reason whatsoever, with or without cause (subject to any employment agreement between the Company or any Subsidiary and the Optionee). Neither the existence of this Plan, nor the grant or termination of any Option under it, shall be the basis of any claim for damages or otherwise by an Optionee upon his or her termination of employment.

        8.4    No Stockholder Rights.    Prior to the issuance or transfer of Stock to the Optionee following the exercise of an Option, an Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to any Option granted to such person under this Plan. Except as provided in 7.1, no adjustment shall be made in the number of shares of Stock issued to an Optionee, or in any other rights of the Optionee upon exercise of an Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of issuance of Stock pursuant to an Option.

        8.5    Transferability Restrictions; Repurchase Rights.    No Option, and no other rights acquired by an Optionee under this Plan, shall be assignable or transferable by an Optionee and all such rights are exercisable, during such person's lifetime, only by the Optionee; provided, however, that, subject to the requirements of the Code in the case of Incentive Options, (i) the Committee may authorize the assignment or transfer of an Option in its sole discretion and subject to such terms, conditions and restrictions as it deems appropriate and (ii) in the event the Optionee's Option Agreement expressly permits the Option to be exercised after the Optionee's death or disability, the Optionee's heirs or legal representatives, as the case may be, may exercise the Option in accordance with, and subject to all of the terms and conditions of, this Plan and the Optionee's Option Agreement. Any assignment, transfer, pledge, hypothecation or other disposition of any Option contrary to the provisions of this Plan or the Option Agreement, and any levy of any attachment or similar process upon an Option, shall be null and void and without effect. Upon the occurrence of such an event, the Committee may, in its discretion, terminate the Option. The Company may impose such transfer restrictions (not otherwise expressly provided for in this Plan) and repurchase rights on the Stock as the Committee may from time to time deem appropriate. Such transfer restrictions and repurchase rights shall be set forth in the Optionee's Option Agreement or in another written agreement between the Optionee and the Company.

        8.6    Other Employee Benefits.    By acceptance of the grant of an Option, the Optionee shall be deemed to have agreed that such Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Optionee shall be deemed to have agreed that such Option will not affect the amount of any life insurance coverage, if any, provided by the Company or any Subsidiary on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

        8.7    Nonexclusivity of Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitation on the power or authority of the Board to grant options to purchase Stock or other securities of the Company to any employee, consultant or director of the Company outside the Plan.

        8.8    Delivery.    Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission).

        8.9    Amendment.    The Board may from time to time alter, amend, suspend or discontinue this Plan; provided, however, any amendment or modification that is required to be approved by the stockholders to enable the Plan to satisfy any applicable statutory or regulatory requirements shall be subject to such approval as may be required by the statute or regulation. However, no such action shall adversely affect the rights and obligations with respect to Options which are then outstanding under this Plan.

        8.10    Effective Date.    This Plan was approved by the Board on January 16, 2002 and shall become effective when approved by the shareholders of the Company.

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  Exhibit 10.35